Exhibit 3.103(a)
DEAN HELLER Limited Liability Company Articles of Organization (pursuant to HRS or) Secretary of state 101, North Carson Street,Suite 3 Canon City Nevada 89701-4786 [ILLEGIBLE] [ILLEGIBLE] Important: Read attached instructions before completing form. 1.Name of Limited Liability Company USP Nevada Holdings. LLC The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 Reno NEVADA 89511 Lated date upon which the company is to [ILLEGIBLE] Perpetual ------------------------------------------------------------------------------------------------------------------------------------------------- Company shall be managed by _______ Managers or_____ Members USP North Texas, Inc. Name 17103 Preston Road, Suite 200 II Name Street Address Street Address Dallas, TX 75248 ----------------------------------------------------------------------------------------------------------------------------------------- City State Zip City, State, Zip Number of Additional pages attached none Alex Bennett Name Name 17103 Preston road, 4200 North Street Address Street Address Dallas, TX 75248 City, State, Zip City, State, Zip Signature Signature This Instrument was acknowledged before me on This instrument was acknowledged before me on December 14 1999 by Alex Bennett Name of Person Name of Person As organizer of USP Nevada Holidings, LLC (Name of party on behalf of whom instrument executed) notary public Signature As organizer of (Name of party on behalf of whom instrument executed) Notary Public Signature HONDA L. NICHOLAS Notary Public [ILLEGIBLE] State of Texas The corporation Trust Company of Nevada hereby accept appointment as [ILLEGILBLE] Agent for the above named limited liability company. [ILLEGIBLE]